UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 1, 2023

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreement with Rubric Capital Management LP

On May 1, 2023, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Rubric Capital Management LP (the “Investor”), pursuant to which the Company agreed to sell to the Investor, or one or more of its affiliates, up to an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), from time to time during the term of the Subscription Agreement, at a purchase price of the five-day volume-weighted average price of the Company’s common stock at the time of the sale of such Shares, at an aggregate purchase price of up to $5,000,000 (collectively, the “Private Placement”).

Pursuant to the Subscription Agreement, the Company agreed to sell to the Investor the Shares from time to time during the term of the Subscription Agreement in separate draw downs at the election of the Company. The initial draw down will occur on the third trading day following receipt of stockholder approval of the Private Placement, and the parties have agreed the initial draw down will consist of a sale of 312,525 Shares at a price per share equal to $3.6797. At the Company’s election, the Company may issue additional shares from time to time to the Investor, up to an aggregate cap of the lesser of 5,000,000 Shares or $5,000,000. The effectiveness of the Subscription Agreement and each draw down is subject to the satisfaction or waiver of certain conditions, including that the Company’s stockholders vote to approve the Private Placement at the Company’s upcoming annual meeting of stockholders. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

The Common Stock to be issued pursuant to the Subscription Agreement will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. Pursuant to the Subscription Agreement, the Company granted the Investor certain registration rights covering the shares of Common Stock issued pursuant to the Subscription Agreement.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Subscription Agreement, which was attached as Appendix B to the Company’s Preliminary Proxy Statement filed on May 1, 2023 with the Securities and Exchange Commission, and is incorporated herein by reference.

The representations and warranties contained in the Subscription Agreement were made only for purposes of such agreement and as of its date, were solely for the benefit of the parties to such agreement and are subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	THERAPEUTICSMD, INC.

/s/ Marlan Walker
Marlan Walker
Chief Executive Officer